EXHIBIT 10.1

LEASE CONTRACT, DATED SEPTEMBER 14, 1993, BETWEEN TRUITT A. MALLORY AND BANK
OF UPSON

LEASE CONTRACT FOR CITY PROPERTY

GEORGIA, UPSON COUNTY

     THIS AGREEMENT, made and entered into this 14th day of September, 1993, between TRUITT A. MALLORY, of the First Part, hereinafter called Lessor, and BANK OF UPSON of the Second Part, hereafter called Lessee. (It is mutually agreed by both parties hereto, where either is mentioned herein, that same refers to their heirs, executors, administrators, successors or assigns, who are fully and completely bound by the covenants as the parties hereto).

W I T N E S S E T H:

     That the said Lessee has this day rented and leased from said Lessor and Lessor has rented and leased to said Lessee, the following premises:

     All of that tract of land, with all improvements thereon, in the West front square of the City of Thomaston, Georgia, being part of the city lot in said square known as No. 3 and being more particularly described in that certain warranty deed from Dr. James R. Davis, III, et al., to Truitt A. Mallory, dated September 15, 1988, of record in Deed Book 340, Page 105, Clerk’s Office, Superior Court, Upson County, Georgia; said deed by reference being incorporated into and made a part of this description and being known as No. 101 S. Church Street, Thomaston, GA;

for use as a banking house or for any other lawful business, for a term of FIVE (5) years commencing on the 1st day of January, 1994, and ending on the 31st day of December, 1998 for which the Lessee agrees to pay Lessor, TRUITT A. MALLORY, his heirs, legal representative, successor or assigns, at his office, promptly on the 1st day of each rental month, in advance, a monthly rental of FOUR HUNDRED FIFTY AND NO/100 ($450.00) DOLLARS, and on failure of Lessee to pay same, when due, said Lessor has the right, at his option, to declare this Lease void, cancel the same, without any legal proceedings, re-enter and take possession of the premises. Lessor, at his option, upon a breach of this contract, for any reason, may card for rent and sublet the premises at the best price obtainable by reasonable effort under private negotiations, and charge the balance, if any, between said price of sub-letting and the contract price to Lessee, and hold the Lessee liable therefore. Such sub-letting on the part of the Lessor will not in any sense be a breach of the contract on the part of the Lessor, but will be merely as agent for the Lessee and to minimize the damage. These rights of the Lessor are cumulative and not restrictive of any other rights under the law, and failure on the part of Lessor to avail himself of these privileges at any particular time shall not constitute a waiver of these rights.

     It is further mutually agreed as follows:

          (1) Lessee hereby waives and renounces for itself any and all homestead and exemption rights it may have under or by virtue of the laws of this State or United States as against any liability that may accrue under this contract. Lessee agrees to pay ten per cent (10%) attorney’s fees on any part of said rental that may be collected by suit or by attorney after same has become due.

          (2) Lessee shall be responsible for all repairs to the building upon the above described premises, save and except as provided in paragraph 11 herein.

          (3) Lessee may assign this lease or sub-let said premises, or any part thereof, without the written consent of said Lessor, provided however, Lessee shall not be relieved of any obligation hereof during the term of this lease.

          (4) Lessee will deliver said premises at the expiration of this lease in as good order and repair as when first received, natural wear and tear excepted.

          (5) Lessee hereby releases lessor from any and all damages to both person and property and will hold the Lessor harmless from such damages during the terms of this lease.

          (6) Should the premises be destroyed or so damaged by fire as to become untenantable, this lease shall cease from the date of the fire.

          (7) Lessee may make changes of any nature in the above-named premises without first obtaining written consent from said Lessor or his Agent, and may place any signs on building herein leased. Specifically, the Lessee is granted the right to cut a door or entrance way into the leased premises from its adjoining property, provided however, that at the end of the lease period, or any renewal thereof, Lessee shall repair or return said premises and door or entrance way to its original condition as of the date of this lease.

          (8) In the event bankruptcy or state insolvency proceedings shall be filed and sustained against Lessee, Its successors or assigns, in any Federal or State Court, it shall give the right to said Lessor, his heirs or assigns at their option, to immediately declare this contract null and void, and to at once resume possession of the property. No Receiver, Trustee or other judicial officer shall ever have any right, title or interest in or to the above-described property by virtue of this contract.

          (9) Lessor has the privilege of carding the above-described premises for rent or for sale at any time within thirty days previous to the expiration of this lease or any renewal period, and during the said thirty day time to exhibit said premises during reasonable hours.

          (10) If the Lessee shall violate any of the restrictions in this lease or fail to keep any of its covenants, the Lessor or his agents may at once, if they so select declare this lease void, terminate the same and at once take possession of the premises.

          (11) Notwithstanding any other provision of this Agreement, Lessor shall only be obligated for the maintenance and repair of the roof and to maintain the plate glass windows, Lessee shall be responsible for any and all other repairs or maintenance.

          (12) Lessee shall have the right and option to renew this lease for an additional term of two five (5) years periods by providing written notice of Lessee’s intention to Lessor no later than sixty (60) days prior to the expiration date of the original term of this lease or any renewal term thereof. In the event this lease is renewed, the rent for the first renewal term of five years shall be $525 per month, and for the second five year renewal term, shall be $600.00 per month.

     (13)  In addition to the monthly rental herein set forth, Lessee shall pay to the Lessor an amount equal to the increase in the ad valorem taxes over and above the present ad valorem taxes of $466.00. In the event this lease should begin or terminate at any time other than the end of a calendar year, said tax increase shall be prorated between the parties. Lessor shall furnish to Lessee the tax bill for any year during the term of this Lease that Lessee is obligated to pay any part of said ad valorem taxes. Lessor shall do all things necessary to minimize said ad valorem taxes during the term of this lease.

     (14)  Lessor grants to Lessee a first refusal option to purchase the above described property in the event that the Lessor should offer said property for sale during the term of this lease.

     (15)  This lease agreement shall be inferior to any Deed to Secure Debt which may now exist or which may in the future be placed against the leased premises.

     IN WITNESS WHEREOF, the Lessor and the Lessee have hereunto set their hands and seals, this day and year first above written.

	-s- Truitt A. Mallory	(SEAL)

TRUITT A. MALLORY

LESSOR

Signed, sealed and delivered in
the presence of:

-s- Melinda E. Rogers

[ILLEGIBLE]

Notary Public [ILLEGIBLE]
My Commission Expires: 3-27-95

BANK OF UPSON

	BY:	-s- Daniel W. Brinks

Daniel W. Brinks, President

	ATTEST:	-s- Brenda W. Watson

Brenda W. Watson, Avp

LESSEE
(Corporate Seal)

Signed, sealed and delivered
in the presence of:

-s- Vicki Miles

[ILLEGIBLE]

Notary Public
My Commission Expires: 7/19/96

(wf\bank. lea)

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